SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934


Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          AMCOR Capital Corporation
                          -------------------------
               (Name of Registrant as Specified In Its Charter)


                          -------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
        ______________________________________________________________
    (2) Aggregate number of securities to which transaction applies:
        ______________________________________________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ______________________________________________________________
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    (5) Total fee paid:
        ______________________________________________________________

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
        ______________________________________________________________
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




                          AMCOR CAPITAL CORPORATION
                            52300 Enterprise Way
                         Coachella, California 92236





                                                    December 24, 1997


To Our Stockholders:


     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of AMCOR Capital Corporation (the "Company") which will be held at 12:30 p.m. on January 29, 1998, at the Irvine Hilton Hotel, 18800 MacArthur Boulevard,
Irvine, California 92612 (the "Annual Meeting"). All holders of the Company's outstanding common stock as of December 19, 1997 are entitled to vote at the Annual Meeting.

     Enclosed is a copy of the Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card. A current report on the business operations of the Company will be presented at the meeting, and the stockholders will have an opportunity to ask questions.

     We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important you complete, sign, date and return the Proxy Card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.





                                                    Sincerely,

                                                    /S/Fred H. Behrens
                                                    ------------------
                                                    Fred H. Behrens
                                                    Chairman of the Board and
                                                    Chief Executive Officer

                          AMCOR CAPITAL CORPORATION
                            52300 Enterprise Way
                         Coachella, California 92236


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held January 29, 1998


NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of AMCOR Capital Corporation, a Delaware corporation (the "Company"), will be held at 12:30 p.m., Pacific Standard Time, on January 29, 1998, at the Irvine Hilton Hotel, 18800 MacArthur Boulevard, Irvine, California 92612 (the "Annual Meeting") for the following purposes:


     1. To elect five directors to the Board of Directors;


     2. To approve the adoption of the Company's 1997 Stock Option Plan;


     3. To ratify the selection of Kelly & Company to audit the financial statements of the Company for the fiscal year beginning September 1, 1997; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.



     The Board of Directors has fixed the close of business on December 19, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.



                                            By Order of the Board of Directors


                                            /S/Fred H. Behrens
                                            ------------------
                                            Fred H. Behrens
                                            Chairman of the Board and
                                            Chief Executive Officer


Dated:  December 24, 1997



PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                          AMCOR CAPITAL CORPORATION
                            52300 Enterprise Way
                         Coachella, California 92236


                               PROXY STATEMENT

                     1998 ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held January 29, 1998


                               VOTING AND PROXY


     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of AMCOR Capital Corporation (the "Company") for use at the 1998 Annual Meeting of Stockholders to be held at 12:30 p.m., Pacific Standard Time, on January 29, 1998, at the Irvine Hilton Hotel, 18800 MacArthur Boulevard, Irvine, California 92612 (the "Annual Meeting"), and at any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. If no specification is indicated, the shares will be voted "FOR" the election as directors of the five nominees listed thereon. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy or by voting at the Annual Meeting in person.

     At the close of business on December 19, 1997, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 7,578,819 shares of Common Stock, $.002 par value per share ("Common Stock"). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. Only stockholders of record at the close of business on December 19, 1997 are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.

     Under Delaware law and the Company's Bylaws, a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of stockholders. Generally, if a quorum is present, the affirmative vote of a majority of the shares represented and voting on any matter will constitute the act of the stockholders provided the number of shares voting in favor of any proposal equals at least a majority of the quorum. Although abstentions and "broker non-votes" are not counted either "for" or "against" any proposals, if the number of abstentions or "broker non-votes" results in the votes "for" a proposal not equaling at least a majority of the quorum required for the meeting, the proposal will not be approved. This will be the case even though the number of votes "for" the proposal exceeds the votes "against" the proposal.

     The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefor. It is anticipated that this proxy statement and accompanying proxy card will be mailed on or about December 26, 1997 to all stockholders entitled to vote at the Annual Meeting.

     The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

                            ELECTION OF DIRECTORS

                                (Proposal 1)

     Directors are elected annually and hold office until the next annual meeting of stockholders or until their respective successors are elected and qualify. It is intended that the proxies solicited by the Board of Directors will be voted for election of the five nominees listed below unless a contrary instruction is made on the proxy. If for any reason one or more of these nominees should be unavailable as a candidate for director, an event which is not anticipated, the person named in the accompanying proxy will vote for another candidate or candidates nominated by the Board of Directors. All of the nominees for director are, at present, directors of the Company.

     The following table sets forth certain information with respect to (i) each nominee for director of the Company, (ii) the named executive officers in the Summary Compensation Table on p. 9 and (iii) all director nominees and executive officers of the Company as a group at December 1, 1997, including the number of shares of Common Stock beneficially owned by each of them. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person or based upon statements filed with the Securities and Exchange Commission ("SEC").


                                             Amount and Nature     Percent of
                                                of Beneficial       Class of
   Name or                    Director          Ownership of         Common
Identity of Group       Age    Since           Common Stock(1)       Stock
---------------------   ---   --------         ---------------     ----------

Fred H. Behrens(2)(3)    56     1988             1,107,492           14.15%

Robert A. Wright(2)(4)   61     1988               864,507           11.15%

Marlene Tapie(5)         42     1988                89,167            1.17%

Dale P. Paisley(6)       55     1997                10,000              *

Marlin T. McKeever(7)    57     1997                10,000              *


All Director Nominees and                        2,176,564           26.81%
Executive Officers of the
Company as a Group
(8 persons)(8)

_______________
*   Less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days after December 1, 1997, are deemed to be outstanding in calculating the percentage ownership of a person or group but are not deemed to be outstanding as to any other person or group.
(2) Executive officer of the Company.
(3) Includes 713,682 shares of Common Stock held by Behrens Partners, Ltd., a family limited partnership controlled by Mr. Behrens. Also includes (i) 135,355 shares of Common Stock held in escrow on behalf of Mr. Behrens pursuant to a stock purchase transaction with a former executive officer of the Company, (ii) 11,500 shares held in an IRA account, and (iii) 246,955 shares of Common Stock underlying options which are exercisable as of December 1, 1997 or within 60 days after such date.
(4) Includes (i) 182,654 shares of Common Stock held by Wright Family Partners, Ltd., a family limited partnership controlled by Mr. Wright, (ii) 375,533 shares of Common Stock held in escrow on behalf of Mr. Wright pursuant to a stock purchase transaction with a former executive officer of the Company,
    (iii) 130,392 shares held in an IRA account, and (iv) 175,928 shares of Common Stock underlying options which are exercisable as of December 1, 1997 or within 60 days after such date.
(5) Includes 57,917 shares of Common Stock which Ms. Tapie owns of record. Also includes 31,250 shares of Common Stock underlying options which are exercisable as of December 1, 1997 or within 60 days after such date.
(6) Represents 10,000 shares of Common Stock underlying options which are exercisable as of December 1, 1997 or within 60 days after such date.
(7) Represents 10,000 shares of Common Stock underlying options which are exercisable as of December 1, 1997 or within 60 days after such date.
(8) Includes 539,133 shares of Common Stock underlying options which are exercisable as of December 1, 1997 or within 60 days after such date.


Nominees for Directors

     Fred H. Behrens, CPA, has served as the Chairman, Chief Executive Officer, and a director of the Company since 1988 and Treasurer and Chief Financial Officer of the Company since 1990. Mr. Behrens also serves as the Chairman and a director of Sun Goddess Farms, Inc. ("SGF"), a wholly-owned subsidiary of the Company. Mr. Behrens has been actively involved with the Company and its affiliates since August 1979. From 1966 to 1971, Mr. Behrens was on the audit staff of Arthur Andersen & Co.; between 1971 and 1973, he was a principal in a real estate development company; and from 1973 to August 1979, he was employed as a Vice President of an agricultural management company. Mr. Behrens holds a Bachelor of Science degree from the University of Minnesota School of Business Administration. Mr. Behrens is a general partner of Rancho California Partners II, a California limited partnership (the "Partnership"), which filed a voluntary Chapter 11 Reorganization Petition under the federal Bankruptcy Act to resolve certain issues with the Riverside County Tax Assessor's Office on or about March 20, 1996. The decision to file for reorganization was made to protect certain real property owned by the Partnership from foreclosure while the property was being reappraised. The issues raised in the Petition have been favorably resolved and the Partnership has dismissed the Petition.

     Robert A. Wright has served as the President, Chief Operating Officer, and a director of the Company since 1988. Mr. Wright also serves as the President and a director of SGF. During the past 25 years Mr. Wright has been, and continues to be, a principal in and the President of a farm equipment manufacturing company located in central Illinois. Mr. Wright also served as general partner or co-general partner for several agricultural real estate partnerships which were not organized by the Company or its affiliates.
Mr. Wright holds a Bachelor of Science degree in Business (Management and Finance) from the University of Colorado. Mr. Wright is a general partner of the Partnership which filed a voluntary Chapter 11 Reorganization Petition under the federal Bankruptcy Act to resolve certain issues with the Riverside County Tax Assessor's Office on or about March 20, 1996. The decision to file for reorganization was made to protect certain real property owned by the Partnership from foreclosure while the property was being reappraised. The issues raised in the Petition have been favorably resolved and the Partnership has dismissed the Petition.

     Marlene A. Tapie has served as a director of the Company since 1988. Between 1979 and 1994, she served in various capacities including Vice President, Executive Secretary to the Chairman and Office Administrator. From 1992 through 1995, Ms. Tapie owned and operated a clothing company, Marlene & Company. In October 1994 she and her husband, Alan Tapie, a PGA golf professional, purchased a controlling interest in Buena Park Golf Center, a golf course and driving range located in Buena Park, California. Ms. Tapie also acts as Director of Operations for Morgan Rae, Inc., a publishing company located in Mission Viejo, California, which specializes in greeting cards and other paper gift items that are marketed and distributed worldwide.

     Dale P. Paisley has served as a director of the Company since February 1997. From October 1995 to April 1997, he was a director and Chief Financial Officer of TravelMax International, Inc. From May 1993 to October 1995, Mr. Paisley provided accounting and financial consulting services to Pacific Snax Corporation. From mid-1991 through mid-1993, Mr. Paisley was Chief Operating Officer of CMS Capital Ventures, a Newport Beach, California firm specializing in providing financial and asset-management services to the Resolution Trust Corporation and the Federal Deposit Insurance Corporation. During the past 5 years, Mr. Paisley has also provided financial consulting services to companies such as Telluride Management Solutions, Directors Mortgage Loan Company and Admor Memory Corporation. From 1977 to 1991, Mr. Paisley was a partner in the "Big 6" accounting firm of Coopers & Lybrand. Mr. Paisley directed that firm's mergers and acquisitions practice and was responsible for services provided to Shearson Lehman Brothers. Mr. Paisley holds a Bachelor of Arts degree in Accounting from San Diego State University and is a CPA. On August 15, 1997, a complaint for damages was filed by TravelMax International, Inc. in the Superior Court of Orange County, California which alleges that certain conduct by the therein specified defendants, including Mr. Paisley, purportedly resulted in damages to TravelMax International, Inc. in an unascertained amount, but believed to be in excess of $13,000,000. The causes of action alleged in that complaint against Mr. Paisley are (i) fraud, (ii) breach of fiduciary duty, (iii) negligence, (iv) conversion, (v) misappropriation of funds, (vi) money had and received, (vii) unjust enrichment, and (viii) determination of a constructive trust. Mr. Paisley denies the allegations specified in that complaint. Moreover, Mr. Paisley believes he has been released by TravelMax International, Inc. for his conduct while in its service.

     Marlin T. McKeever has served as a director of the Company since February 1997. Mr. McKeever has been the Vice President of Sales at Andreini & Company, an insurance brokerage firm located in Orange County, California, since 1989. Prior to that Mr. McKeever was Vice President of another insurance brokerage firm, Johnson & Higgins, also located in Orange County, California. Mr. McKeever was also a professional football player with the Los Angeles Rams from 1961 through 1973. Mr. McKeever holds a Bachelors Degree in Finance from the University of Southern California, a Masters Degree in Business from the University of Southern California and has been licensed as an insurance broker in California since 1974.

Other Executive Officers

     Barry Goverman has served as a Vice President of the Company since 1983 and maintains an office in Stoughton, Massachusetts, located near Boston. Mr. Goverman has been active with the Company and its affiliates since 1981. Between 1977 and 1981, Mr. Goverman was a principal of a management consulting firm specializing in researching investments for brokers, accountants, attorneys, and financial advisors. During 1976, Mr. Goverman was on the staff of a national consulting firm providing management consulting and research to agencies of federal and state governments. From 1967 to 1975, Mr. Goverman was a management advisor to various officials in the Massachusetts state government. Mr. Goverman holds a Bachelor of Arts degree and a Master of Public Administration degree from Northeastern University.

     Jacques Genicot has served as a Vice President of the Company since 1996, having joined the Company in 1993 to assist with banking and international investor relations. From 1990 to mid-1992, Mr. Genicot was Managing Director of Translink SA, an investment banking firm located in Paris, France. From mid-1992 through 1993, Mr. Genicot was self-employed as an independent consultant to various financial institutions and businesses. From 1983 to 1986, Mr. Genicot served as General Manager and Director of Canadian Imperial Bank of Commerce SA in Paris. In 1982 he was employed by Canadian Imperial Bank of Commerce Limited in London as Associate Director for Loan Syndications and Capital Markets. He was employed by Citibank from 1974 to 1982 in various capacities, including as Manager of Corporate Banking, in Brussels, London, Liege and Paris. Mr.
Genicot holds a Bachelors degree in Business from Hautes Etudes Commerciales (Brussels) and an MBA in Finance from U.S. International University. Mr.
Genicot has also been a member of the Treasury Management Association since
1995 and speaks French, English, Dutch and Italian.

     Robin Swanson has served as Corporate Secretary of the Company since May 1996. Ms. Swanson is also the Company's Office Administrator. From 1993 to 1996, Ms. Swanson served as the Office Manager for Swanson Financial Group, LLP in Palm Desert, California. From 1982 to 1993, Ms. Swanson worked in the capacity of Executive Secretary and Office Manager in Houston, Texas for The Horne Company Realtors, Real Vest Corporation, Eastdil Realty, Inc. and Nevins, Inc. From 1979 to 1982, Ms. Swanson served as Purchasing Agent for Phi-Technologies located in Oklahoma City, Oklahoma.

Board of Directors Meetings

     The Board of Directors of the Company held six meetings during the fiscal year ended August 31, 1997, and took action by unanimous written consent on 34 occasions. Each incumbent director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the fiscal year ended August 31, 1997 (held during the period for which he has been a director) and (b) the total number of meetings held by all committees of the Board of Directors on which he served during the fiscal year ended August 31, 1997 (held during the period that he served).

     All directors hold office until the next annual meeting of stockholders of the Company and the election and qualification of their successors. Officers are appointed by, and serve at the discretion of, the Board of Directors.

Committees

     The Board of Directors has established an Audit Committee and Compensation Committee. The Board of Directors has no nominating committee. Selection of nominees for the Board of Directors is made by the entire Board of Directors.

     The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews the Company's financial statements for each interim period, and reviews and evaluates the Company's internal audit and control functions. The Audit Committee currently consists of Mr. Behrens, Ms. Tapie and Mr. Paisley. The Audit Committee held two meetings during the fiscal year ended August 31, 1997.

     The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for employees and consultants of the Company. The Compensation Committee currently consists of Mr. McKeever, Ms. Tapie and Mr. Wright. The Compensation Committee held two meetings during the fiscal year ended August 31, 1997.

     The Stock Option Committee selects the persons entitled to receive options under the Company's Stock Option Plan and establishes the number of shares, exercise price, vesting period and other terms of the options granted under the 1994 Stock Option Plan. The Stock Option Committee consists of Messrs. McKeever and Wright. The Stock Option Committee held two meetings during the fiscal year ended August 31, 1997.

Directors' Compensation

     The Company's outside directors receive $500 per meeting of the Board of Directors or any committee thereof. In addition, Messrs. Paisley and McKeever have each received options to purchase up to 10,000 shares of the Company's Common Stock.

Compliance with Beneficial Ownership Reporting Rules

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

     Based solely upon a review of copies of such reports furnished to the Company during its fiscal year ended August 31, 1997 and thereafter, or any written representations received by the Company from a director, officer or beneficial owner of more than 10% of the Company's Common Stock ("reporting persons") that no other reports were required, the Company believes that, during the Company's 1997 fiscal year, all Section 16(a) filing requirements applicable to the Company's reporting persons were complied with except that Mr. Behrens, the Company's Chairman, Chief Executive Officer and Chief Financial Officer, inadvertently failed to file on a timely basis a Form 4 with respect to the sale of 100,000 shares of Common Stock in July 1997, Mr. Wright, the Company's President and Chief Operating Officer, inadvertently failed to file on a timely basis Form 4s with respect to the acquisition of 5,925 shares of Common Stock in June 1997 and the sale of 100,000 shares of Common Stock in July 1997, and Messrs. Behrens and Wright failed to file on a timely basis Form 4s with respect to the repricings of certain stock options as described in the Report on Repricing of Options on p. 10. In December 1997, Messrs. Behrens and Wright filed late Form 5s reflecting these acquisitions, dispositions and repricings.

Principal Stockholders

     The following table sets forth as of December 1, 1997, the identity of each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock and the respective beneficial ownerships of those persons.

                                   Amount and Nature
Name and Address                of Beneficial Ownership       Percent of Class
of Beneficial Owner               of Common Stock(1)           of Common Stock
-------------------             -----------------------       ----------------

Fred H. Behrens(2)                     1,107,492                     14.15%
52300 Enterprise Way
Coachella, California 92236

Robert A. Wright(3)                      864,507                     11.15%
52300 Enterprise Way
Coachella, California 92236

Gus and Susan Franklin                   406,109                      5.36%
12815 Imperial Highway
Santa Fe Springs, California 90670

All Directors and Executive
Officers as a group (8 persons)(4)     2,176,564                     26.81%

_______________
(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days after December 1, 1997, are deemed to be outstanding in calculating the percentage ownership of a person or group but are not deemed to be outstanding as to any other person or group.
(2) Includes 713,682 shares of Common Stock held by Behrens Partners,
    Ltd., a family limited partnership controlled by Mr. Behrens. Also includes
    (i) 135,355 shares of Common Stock held in escrow on behalf of Mr. Behrens pursuant to a stock purchase transaction with a former executive officer of the Company, (ii) 11,500 shares held in an IRA account, and (iii) 246,955 shares of Common Stock underlying options which are exercisable as of December 1, 1997 or within 60 days after such date.
(3) Includes (i) 182,654 shares of Common Stock held by Wright Family Partners, Ltd., a family limited partnership controlled by Mr. Wright, (ii) 375,533 shares of Common Stock held in escrow on behalf of Mr. Wright pursuant to a stock purchase transaction with a former executive officer of the Company,
    (iii) 130,392 shares held in an IRA account, and (iv) 175,928 shares of Common Stock underlying options which are exercisable as of December 1, 1997 or within 60 days after such date.
(4) Includes 539,133 shares of Common Stock underlying options which are exercisable as of December 1, 1997 or within 60 days after such date.



Executive Compensation

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company of the Company's Chief Executive Officer and the only other executive officer of the Company whose aggregate cash compensation exceeded $100,000 (collectively, the "Named Executives") during the fiscal years ended August 31, 1995, 1996 and 1997.

                         SUMMARY COMPENSATION TABLE

                                                  Annual Compensation
                                ------------------------------------------------
                                                                  Other Annual
Name and                              Salary      Bonus          Compensation(1)
Principal Position              Year    ($)        ($)                 ($)
------------------------        ----  -------     -----         ----------------

Fred H. Behrens                 1997  120,000        -                 5,724
 Chairman and Chief             1996  120,000        -                 8,994
 Executive Officer              1995  120,000        -                 8,994

Robert A. Wright                1997  120,000        -                11,519
 President                      1996  120,000        -                23,038
                                1995  120,000        -                23,038

_______________
(1) Represents premiums paid by the Company pursuant to $2.0 million key person insurance policies on each of the lives of Messrs. Behrens and Wright. According to the provisions of those policies, $2.0 million would be paid upon the death of either Messrs. Behrens or Wright, of which $1.0 million would be paid to the Company and $1.0 million would be paid to each insured's beneficiaries.



Option Exercises and Fiscal Year-End Values

     Shown below is information with respect to the number of shares of the Company's Common Stock acquired upon exercise of options, the value realized therefor, the number of unexercised options at August 31, 1997 and the value of unexercised in-the-money options at August 31, 1997 for the Named Executives in the Summary Compensation Table above. The Named Executives did not hold any stock appreciation rights during fiscal 1997.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES


                                               Number of
                                               Securities         Value of
                                              Underlying         Unexercised
                                             Unexercised         in-the-Money
                    Shares                Options at Fiscal    Options at Fiscal
                  Acquired on     Value       Year-End(#)         Year-End($)
Name              Exercise(#)   Realized($)  Exercisable/         Exercisable/
                                             Unexercisable        Unexercisable
                                                                       (1)
----------------  -----------   -----------  -------------     -----------------

Fred H. Behrens        -              -          246,955       $1,173,036.20/$0

Robert A. Wright       -              -          175,928            $835,658/$0

 _______________
(1) Based upon the closing price of the Company's Common Stock on August 29, 1997.


Report on Repricing of Options

     The Board of Directors has issued the following explanation in connection with adjustments to the exercise price of non-qualified stock options ("Options") previously awarded to the Named Executives:

     "On July 2, 1990, the Company's Board of Directors granted Options to the Named Executives to purchase up to an aggregate of 845,766 shares of Common Stock (calculated prior to the 1-for-2 reverse stock split effectuated on February 24, 1997) at an exercise price of $.80 per share. On April 9, 1995, the Board of Directors resolved to decrease the exercise price of these options to $.375 per share. Because of (i) recent increases in price of the Company's Common Stock and (ii) the approval by the stockholders in 1995 of a proposal to extend for one year the expiration date of certain other options held by each of the Named Executives, and at the request of the Named Executives, the Board of Directors on February 21, 1997 resolved to increase the exercise price of these Options to $.80 per share. On February 21, 1997, the Company's stockholders ratified the action taken by the Board of Directors on February 21, 1997."

                      APPROVAL OF 1997 STOCK OPTION PLAN
                                  (Proposal 2)

1994 and 1997 Stock Option Plans

     On May 3, 1994, the Board of Directors adopted the Company's 1994 Stock Option Plan (the "1994 Plan") by action taken without a meeting of the directors by written consent. On February 17, 1995, the 1994 Plan was approved by the stockholders of the Company. On November 14, 1997, the Board of Directors adopted the 1997 Stock Option Plan (the "1997 Plan") at a meeting of the Board of Directors. The 1994 Plan and the 1997 Plan are sometimes referred to collectively as the "Plans." The Plans are designed to enable the Company to offer an incentive based compensation system to employees, officers and directors of the Company and to employees of companies who do business with the Company. The Plans provide for the grant of incentive stock options ("ISOs"), nonqualified stock options ("NQOs") and the 1994 Plan provides for the grant of director nonqualified stock options ("Director NQOs") (ISOs, NQOs and Director NQOs, collectively called "Options"). As of November 7, 1997, the Company had a total of 69 employees, officers and directors, eligible to receive Options under the Plans.

     As of December 1, 1997, a total of 247,500 NQOs granted under the 1994 Plan were outstanding and a total of 20,000 Director NQOs granted under the 1994 Plan were outstanding. No NQOs have been granted under the 1997 Plan. An aggregate of 30,000 shares of the Company's Common Stock have been issued pursuant to the exercise of NQOs granted under the 1994 Plan.

     The Company plans to register, at the Company's expense, with the SEC on a Form S-8 Registration Statement the shares of Common Stock issuable under the 1994 Plan and 1997 Plan.

   The following summary description of the Plans are qualified in its entirety by reference to the full text of the Plans. A copy of the 1997 Plan is attached to this proxy statement as Exhibit A.

Shares Subject to the Plans

     A total of 250,000 shares of the Company's Common Stock are authorized for issuance under the 1994 Plan. A total of 500,000 shares of the Company's
Common Stock are authorized for issuance under the 1997 Plan. Any shares of Common Stock which are subject to an Option but are not used because the Option is terminated due to termination of the optionee's employment with the Company or is otherwise not exercised, or in the case of an ISO, because the terms and conditions of the ISO are not met, may again be used for Options under the Plans.

Administration

     The Plans are administered by a Committee ("Committee") of not less than two nor more than five persons appointed by the Board of Directors, each of whom must be a director of the Company. The 1994 Plan provides that members of the Committee are not eligible to receive Options under the 1994 Plan (other than Director NQOs). It is the intent of the Plans that they be administered in a manner such that option grants and exercises would be "exempt" under Rule 16b-3 of the Exchange Act. The Committee is currently comprised of Messrs. McKeever and Wright.

     The Committee is empowered to select those eligible persons to whom Options shall be granted under the Plans; to determine the time or times at which each Option shall be granted, whether Options will be ISOs or NQOs, and the number of shares to be subject to each Option; and to fix the time and manner in which each such Option may be exercised, including the exercise price and option period, and other terms and conditions of such Options, all subject to the terms and conditions of the Plans. The Committee has sole discretion to interpret and administer the Plans, and its decisions regarding the Plans are final.

Option Terms

     ISOs granted under the Plans must have an exercise price of not less than 100% of the fair market value of the Common Stock on the date the ISO is granted and must be exercised within ten years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10% of the total voting securities of the Company on the date of grant, such exercise price shall be not less than 110% of fair market value on the date of grant, and the option period may not exceed five years. NQOs granted under the Plans must have an exercise price of not less than 85% of the fair market value of the Common
Stock on the date the NQO is granted.

     Options may be exercised during a period of time fixed by the Committee except that no Option (other than an ISO granted to a stockholder owning more than 10% of the voting securities of the Company) may be exercised more than ten years after the date of grant. In the discretion of the Committee, payment of the purchase price for the shares of stock acquired through the exercise of an Option may be made in cash, shares of the Company's Common Stock or a combination of cash and shares of the Company's Common Stock.

Amendment and Termination

     The Plans may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the Board of Directors. The Board of Directors may not (i) materially impair any outstanding Options without the express consent of the optionee or (ii) materially increase the number of shares subject to the Plans, materially increase the benefits acquiring to optionees under the Plans, materially modify the requirements as to eligibility to participate in the Plans or alter the method of determining the Option exercise price without stockholder approval. No Option may be granted under the 1994 Plan and the 1997 Plan after May 2, 2004 and November 14, 2007, respectively.

Federal Income Tax Consequences

   NQOs.

     Holders of NQOs do not realize income as a result of a grant of the Option, but normally realize compensation income upon exercise of an NQO to the extent that the fair market value of the shares of Common Stock on the date of exercise of the NQO exceeds the exercise price paid. The Company will be required to withhold taxes on ordinary income realized by an optionee upon the exercise of a NQO.

     In the case of an optionee subject to the "short-swing" profit recapture provisions of Section 16(b) of the Exchange Act, the optionee realizes income only upon the lapse of the six-month period under Section 16(b), unless the optionee elects to recognize income immediately upon exercise of his Option.

   ISOs.

     Holders of ISOs will not be considered to have received taxable income upon either the grant of the Option or its exercise. Upon the sale or other taxable disposition of the shares, long-term capital gain will normally be recognized on the full amount of the difference between the amount realized and the Option exercise price paid if no disposition of the shares has taken place within either (a) two years from the date of grant of the Option or (b) one year from the date of transfer of the shares to the optionee upon exercise. If the shares are sold or otherwise disposed of before the end of the one-year or two-year periods, the holder of the ISO must include the gain realized as ordinary income to the extent of the lesser of (1) the fair market value of the Option stock minus the Option price, or (2) the amount realized minus the Option price. Any gain in excess of these amounts, presumably, will be treated as capital gain. The Company will be entitled to a tax deduction in regard to an ISO only to the extent the optionee has ordinary income upon the sale or other disposition of the Option shares.

     Upon the exercise of an ISO, the amount by which the fair market value of the purchased shares at the time of exercise exceeds the Option price will be an "item of tax preference" for purposes of computing the optionee's alternative minimum tax for the year of exercise. If the shares so acquired are disposed of prior to the expiration of the one-year or two-year periods described above, there should be no "item of tax preference" arising from the Option exercise.

Possible Anti-takeover Effects

     Although not intended as an anti-takeover measure by the Board of Directors, one of the possible effects of the Plans could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of the directors and officers of the Company. Such persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under certain circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of such attempt.

     In addition, Options may, in the discretion of the Committee, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of the assets of the Company, or other attempted changes in the control of the Company. In the opinion of the Board of Directors, such an acceleration provision merely ensures that optionees under the Plans will be able to exercise their Options as intended by the Board of Directors and stockholders of the Company prior to any such extraordinary corporate transaction which might serve to limit or restrict such right. The Board of Directors is, however, presently unaware of the possibility of any hostile takeovers involving the Company.

Required Vote of Stockholders

     The favorable vote of a majority of the shares of Common Stock voting in person or by proxy at the Annual Meeting is required to approve the 1997 Plan. As noted, the Board has approved the 1997 Plan. Stockholders should be aware, however, that the Board may be viewed as having a conflict of interest in approving, and recommending that stockholders approve, the 1997 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 1997 PLAN.

                             INDEPENDENT AUDITORS

                                 (Proposal 3)

     The Board of Directors has selected the certified public accounting firm of Kelly & Company to audit and comment on the Company's financial statements for the fiscal year ending August 31, 1998, and conduct whatever audit functions are deemed necessary pursuant thereto. Kelly & Company audited the Company's 1997 financial statements included in the 1997 Annual Report to stockholders.

     It is anticipated that a representative of Kelly & Company will be present at the Annual Meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions, if any, concerning their engagement.


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Between 1981 and 1986, the Company, in its capacity as general partner and/or placement agent, raised approximately $200 million in private placement syndications. This syndication activity resulted in the formation of approximately 137 limited partnerships, which acquired real estate for agribusiness or development and resale purposes. Partnership liquidations have reduced this total to 21 limited partnerships as of August 31, 1997. As a result of the liquidation of various partnerships, the Company acquired much of the acreage of those liquidated partnerships for (i) payment of promissory notes payable to the Company from those liquidated partnership, (ii) Common Stock of the Company, (iii) preferred stock of the Company, or (iv) purchase money promissory notes from the Company. Much of the Company's business consists of managing the (i) operating vineyard properties acquired from those liquidated partnerships and (ii) remaining affiliated limited partnerships. Therefore, much of the Company's revenues are derived from agribusiness land management and management of land acquired for development or resale. The Company also participates in any appreciation, subject to certain provisions relating to limited partners' returns, realized in the sale of land acquired for development or resale.

     Pursuant to the Company's management relationship with the remaining affiliated limited partnerships, those partnerships are often indebted to the Company in the form of promissory notes, accounts receivable and other advances. Accounts receivable by the Company from limited partnerships consist primarily of farming costs incurred by the Company on behalf of those limited partnerships and advances to those limited partnerships collateralized by accounts receivable from crop sales. Those costs and advances totaled $11,857,748 at August 31, 1997, are due on demand, and are without interest. The Company has promissory notes and advances payable to the limited partnerships occurring from farming activities. On August 31, 1997, the advances and notes payable to limited partnerships were $620,000 and $2,196,027, respectively, compared with $414,530 of advances and $2,407,423 of notes payable at August 31, 1996.
The August 31, 1997 balance sheet includes an unsecured promissory note payable in November 1998 to an employee in the amount of $450,000, with interest at 2.7% during fiscal 1997.

     On November 30, 1995, the Company acquired a 50% interest in PS III Farms, L.L.C., which leases 6,490 acres to one of the limited liability company members which is not affiliated with the Company. The remaining lease term is for 28 months, with a renewal option with terms subject to mutual agreement. The primary crop grown on the farm is potatoes.

     The Company holds a 99% ownership interest in Las Palomas Country Club Estates LLC, a California limited liability company, which acts as the development entity for the golf course owned by an affiliated partnership and a residential building lot development in Texas which is owned by Lake Valley Realty Partners ("Lake Valley"). Fred H. Behrens, Chairman, Chief Executive Officer, Chief Financial Officer, director, and principal shareholder of the Company holds a 1% ownership interest in Las Palomas Country Club Estates LLC. The Company also holds a 99% ownership interest in AMCOR Builders LLC, a California limited liability company, which manages the construction operations of the Company in Texas. Robert A. Wright, President, director and principal shareholder of the Company holds a 1% ownership interest in AMCOR Builders LLC. The Company holds a 99% ownership interest in AMCOR Biomass Farms LLC. EPC owns 442 limited partnership interests issued by Lake Valley. Mr. Behrens and Mr. Wright are the only general partners of Lake Valley. There are 2,600 limited partnership interests of Lake Valley presently issued and outstanding. Therefore, by attribution of their ownership interests in EPC, Messrs. Behrens and Wright jointly own 17% of the issued and outstanding limited partnership interests of Lake Valley.

     In May 1997, the Company issued an aggregate of 176,187 shares of Common Stock at $5.92 per share to an affiliated partnership in connection with the acquisition of certain real estate from that partnership. In addition, in May 1997, the Company issued an aggregate of 414,554 shares of Common Stock at $4.16 per share in connection with the retirement of certain indebtedness of the Company.

     In June 1997, the Company issued an aggregate of 161,052 shares of Common Stock at $5.00 per share to an affiliated partnership in connection with the redemption of 52,575 shares of the Company's Series A Convertible Preferred Stock (now Series B Convertible Preferred Stock). In addition, in June 1997, the Company issued an aggregate of 74,094 shares of the Company's Common Stock at $4.73 per share in connection with the retirement of certain indebtedness of the Company.

     In July 1997, the Company acquired and then retired 200,000 shares of the Company's Common Stock from an affiliate in settlement of an amount due to the Company of $850,467.

     In August 1997, the Company issued an aggregate of 94,830 shares of Common Stock at $4.16 per share to an affiliated partnership in connection with the acquisition of certain real estate from that partnership. In addition, in August 1997, the Company issued an aggregate of 423,974 shares of the Company's Common Stock at $4.05 per share in connection with the retirement of certain indebtedness of the Company.

                                OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his judgment on such matters.

                              FORM 10-KSB REPORT

     A copy of the Company's annual report to the SEC on Form 10-KSB is available without charge to stockholders and may be obtained by writing to Robin E. Swanson, Secretary, AMCOR Capital Corporation, 52300 Enterprise Way, Coachella, California 92236.

                            STOCKHOLDER PROPOSALS

     Any proposals of security holders which are intended to be presented at next year's Annual Meeting must be received by the Company at its principal executive offices on or before August 29, 1998, in order to be considered for inclusion in the Company's proxy materials relating to that meeting.

                                                                      Exhibit A


                          AMCOR CAPITAL CORPORATION

                           1997 STOCK OPTION PLAN



1. Purpose of the Plan. The purpose of this 1997 Stock Option Plan ("Plan") of AMCOR CAPITAL CORPORATION, a Delaware corporation ("Company"), is to provide the Company with a means of attracting and retaining the services of highly motivated and qualified directors and key personnel. The Plan is intended to advance the interests of the Company by affording to directors and key employees, upon whose skill, judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business, an opportunity for investment in the Company and the incentives inherent in stock ownership in the Company. In addition, the Plan contemplates the opportunity for investment in the Company by employees of companies that do business with the Company. For purposes of this Plan, the term Company shall include subsidiaries, if any, of the Company.

2. Legal Compliance. It is the intent of the Plan that all options granted under it ("Options") shall be either "Incentive Stock Options" ("ISOs"), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or non-qualified stock options ("NQOs"); provided, however, ISOs shall be granted only to employees of the Company. An Option shall be identified as an ISO or an NQO in writing in the document or documents evidencing the grant of the Option. All Options that are not so identified as ISOs are intended to be NQOs. In addition, the Plan provides for the grant of NQOs to employees of companies that do business with the Company. It is the further intent of the Plan that it conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). To the extent that any aspect of the Plan or its administration shall at any time be viewed as inconsistent with the requirements of Rule 16b-3 or, in connection with ISOs, the Code, such aspect shall be deemed to be modified, deleted or otherwise changed as necessary to ensure continued compliance with such provisions.

3. Administration of the Plan.

   3.1 Plan Committee. The Plan shall be administered by a committee ("Committee"). The members of the Committee shall be appointed from time to time by the Board of Directors of the Company ("Board") and shall consist of not less than two (2) nor more than five (5) persons. Such persons shall be directors of the Company.

   3.2 Grants of Options by the Committee. In accordance with the provisions of the Plan, the Committee, by resolution, shall select those eligible persons to whom Options shall be granted ("Optionees"); shall determine the time or times at which each Option shall be granted, whether an Option is an ISO or an NQO and the number of shares to be subject to each Option; and shall fix the time and manner in which the Option may be exercised, the Option exercise price, and the Option period. The Committee shall determine the form of option agreement to evidence the foregoing terms and conditions of each Option, which need not be identical, in the form provided for in Section 7. Such option agreement may include such other provisions as the Committee may deem necessary or desirable consistent with the Plan, the Code and Rule 16b-3.

   3.3 Committee Procedures. The Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee shall keep minutes of its meetings and records of its actions. A majority of the members of the Committee shall constitute a quorum for the transaction of any business by the Committee. The Committee may act at any time by an affirmative vote of a majority of those members voting. Such vote may be taken at a meeting (which may be conducted in person or by any telecommunication medium) or by written consent of Committee members without a meeting.

   3.4 Finality of Committee Action. The Committee shall resolve all questions arising under the Plan and option agreements entered into pursuant to the Plan. Each determination, interpretation, or other action made or taken by the Committee shall be final and conclusive and binding on all persons, including, without limitation, the Company, its shareholders, the Committee and each of the members of the Committee, and the directors, officers and employees of the Company, including Optionees and their respective successors in interest.

   3.5 Non-Liability of Committee Members. No Committee member shall be liable for any action or determination made by him or her in good faith with respect to the Plan or any Option granted under it.

4. Board Power to Amend, Suspend, or Terminate the Plan. The Board may, from time to time, make such changes in or additions to the Plan as it may deem proper and in the best interests of the Company and its shareholders. The Board may also suspend or terminate the Plan at any time, without notice, and in its sole discretion. Notwithstanding the foregoing, no such change, addition, suspension, or termination by the Board shall (i) materially impair any option previously granted under the Plan without the express written consent of the optionee; or (ii) materially increase the number of shares subject to the Plan, materially increase the benefits accruing to optionees under the Plan, materially modify the requirements as to eligibility to participate in the Plan or alter the method of determining the option exercise price described in
Section 8, without shareholder approval.

5. Shares Subject to the Plan. For purposes of the Plan, the Committee is authorized to grant Options for up to 500,000 shares of the Company's common stock ("Common Stock"), or the number and kind of shares of stock or other securities which, in accordance with Section 13, shall be substituted for such shares of Common Stock or to which such shares shall be adjusted. The Committee is authorized to grant Options under the Plan with respect to such shares. Any or all unsold shares subject to an Option which for any reason expires or otherwise terminates (excluding shares returned to the Company in payment of the exercise price for additional shares) may again be made subject to grant under the Plan.

6. Optionees. Options shall be granted only to officers, directors or key employees of the Company or employees of companies that do business with the Company designated by the Committee from time to time as Optionees. Any Optionee may hold more than one option to purchase Common Stock, whether such option is an Option held pursuant to the Plan or otherwise. An Optionee who is an employee of the Company ("Employee Optionee") and who holds an Option must remain a continuous full or part-time employee of the Company from the time of grant of the Option to him until the time of its exercise, except as provided in Section 10.3.

7. Grants of Options. The Committee shall have the sole discretion to grant Options under the Plan and to determine whether any Option shall be an ISO or an NQO. The terms and conditions of Options granted under the Plan may differ from one another as the Committee, in its absolute discretion, shall determine as long as all Options granted under the Plan satisfy the requirements of the Plan. Upon determination by the Committee that an Option is to be granted to an Optionee, a written option agreement evidencing such Option shall be given to the Optionee, specifying the number of shares subject to the Option, the Option exercise price, whether the Option is an ISO or an NQO, and the other individual terms and conditions of such Option. Such option agreement may incorporate generally applicable provisions from the Plan, a copy of which shall be provided to all Optionees at the time of their initial grants under the Plan. The Option shall be deemed granted as of the date specified in the grant resolution of the Committee, and the option agreement shall be dated as of the date of such resolution. Notwithstanding the foregoing, unless the Committee consists solely of non-employee directors, any Option granted to an executive officer, director or 10% beneficial owner for purposes of Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16 of the 1934 Act"), shall either be (a) conditioned upon the Optionee's agreement not to sell the shares of Common Stock underlying the Option for at least six (6) months after the date of grant or (b) approved by the entire Board or by the shareholders of the Company.

8. Option Exercise Price. The price per share to be paid by the Optionee at the time an ISO is exercised shall not be less than one hundred percent (100%) of the Fair Market Value (as hereinafter defined) of one share of the optioned Common Stock on the date on which the Option is granted. No ISO may be granted under the Plan to any person who, at the time of such grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent thereof, unless the exercise price of such ISO is at least equal to one hundred and ten percent (110%) of Fair Market Value on the date of grant. The price per share to be paid by the Optionee at the time an NQO is exercised shall not be less than eighty-five percent (85%) of the Fair Market Value on the date on which the NQO is granted, as determined by the Committee. For purposes of the Plan, the "Fair Market Value" of a share of the Company's Common Stock as of a given date shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the day immediately preceding such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Company's Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the Nasdaq National Market System) or (2) the closing representative bid price (in all other cases) for the Common Stock on the day immediately preceding such date as reported by Nasdaq or such successor quotation system; or (iii) if the Company's Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the closing bid price for the Common Stock on such date as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith. In addition, with respect to any ISO, the Fair Market Value on any given date shall be determined in a manner consistent with any regulations issued by the Secretary of the Treasury for the purpose of determining fair market value of securities subject to an ISO plan under the Code.

9. Ceiling of ISO Grants. The aggregate Fair Market Value (determined at the time any ISO is granted) of the Common Stock with respect to which an Optionee's ISOs, together with incentive stock options granted under any other plan of the Company and any parent, are exercisable for the first time by such Optionee during any calendar year shall not exceed $100,000. If an Optionee holds such incentive stock options that become first exercisable (including as a result of acceleration of exercisability under the Plan) in any one year for shares having a Fair Market Value at the date of grant in excess of $100,000, then the most recently granted of such ISOs, to the extent that they are exercisable for shares having an aggregate Fair Market Value in excess of such limit, shall be deemed to be NQOs.

10. Duration, Exercisability, and Termination of Options.

   10.1 Option Period. The option period shall be determined by the Committee with respect to each Option granted. In no event, however, may the option period exceed ten (10) years from the date on which the Option is granted, or five (5) years in the case of a grant of an ISO to an Optionee who is a ten percent (10%) shareholder at the date on which the Option is granted as described in Section 8.

   10.2 Exercisability of Options. Each Option shall be exercisable in whole or in consecutive installments, cumulative or otherwise, during its term as determined in the discretion of the Committee.

   10.3 Termination of Options due to Termination of Employment, Disability, or Death of Optionee; Termination for "Cause", or Resignation in Violation of an Employment Agreement. All Options granted under the Plan to any Employee Optionee shall terminate and may no longer be exercised if the Employee Optionee ceases, at any time during the period between the grant of the Option and its exercise, to be an employee of the Company; provided, however, that the Committee may alter the termination date of the Option if the Optionee transfers to an affiliate of the Company. Notwithstanding the foregoing, (i) if the Employee Optionee's employment with the Company shall have terminated for any reason (other than involuntary dismissal for "cause" or voluntary resignation in violation of any agreement to remain in the employ of the Company, including, without limitation, any such agreement pursuant to Section 15), he may, at any time before the expiration of three (3) months after such termination or before expiration of the Option, whichever shall first occur, exercise the Option (to the extent that the Option was exercisable by him on the date of the termination of his employment); (ii) if the Employee Optionee's employment shall have terminated due to disability (as defined in Section 22(e)(3) of the Code and subject to such proof of disability as the Committee may require), such Option may be exercised by the Employee Optionee (or by his guardian(s), or conservator(s), or other legal representative(s)) before the expiration of twelve (12) months after such termination or before expiration of the Option, whichever shall first occur (to the extent that the Option was exercisable by him on the date of the termination of his employment); (iii) in the event of the death of the Employee Optionee, an Option exercisable by him at the date of his death shall be exercisable by his legal representative(s), legatee(s), or heir(s), or by his beneficiary or beneficiaries so designated by him, as the case may be, within twelve (12) months after his death or before the expiration of the Option, whichever shall first occur (to the extent that the Option was exercisable by him on the date of his death); and (iv) if the Employee Optionee's employment is terminated for "cause" or in violation of any agreement to remain in the employ of the Company, including, without limitation, any such agreement pursuant to Section 14, his Option shall terminate immediately upon termination of employment, and such Option shall be deemed to have been forfeited by the Optionee. For purposes of the Plan, "cause" may include, without limitation, any illegal or improper conduct (1) which injures or impairs the reputation, goodwill, or business of the Company;
(2) which involves the misappropriation of funds of the Company, or the misuse of data, information, or documents acquired in connection with employment by the Company; or (3) which violates any other directive or policy promulgated by the Company. A termination for "cause" may also include any resignation in anticipation of discharge for "cause" or resignation accepted by the Company in lieu of a formal discharge for "cause."

11. Manner of Option Exercise; Rights and Obligations of Optionees.

   11.1 Written Notice of Exercise. An Optionee may elect to exercise an Option in whole or in part, from time to time, subject to the terms and conditions contained in the Plan and in the agreement evidencing such Option, by giving written notice of exercise to the Company at its principal executive office.

   11.2 Cash Payment for Optioned Shares. If an Option is exercised for cash, such notice shall be accompanied by a cashier's or personal check, or money order, made payable to the Company for the full exercise price of the shares purchased.

   11.3 Stock Swap Feature. At the time of the Option exercise, and subject to the discretion of the Committee to accept payment in cash only, the Optionee may determine whether the total purchase price of the shares to be purchased shall be paid solely in cash or by transfer from the Optionee to the Company of previously acquired shares of Common Stock, or by a combination thereof. If the Optionee elects to pay the total purchase price in whole or in part with previously acquired shares of Common Stock, the value of such shares shall be equal to their Fair Market Value on the date of exercise, determined by the Committee in the same manner used for determining Fair Market Value at the time of grant for purposes of Section 8.

   11.4 Investment Representation for Non-Registered Shares and Legality of Issuance. The receipt of shares of Common Stock upon the exercise of an Option shall be conditioned upon the Optionee (or any other person who exercises the Option on his or her behalf as permitted by Section 10.3) providing to the Committee a written representation that, at the time of such exercise, it is the intent of such person(s) to acquire the shares for investment only and not with a view toward distribution. The certificate for unregistered shares issued for investment shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that such restriction is not necessary under then pertaining law. The providing of such representation and such restrictions on transfer shall not, however, be required upon any person's receipt of shares of Common Stock under the Plan in the event that, at the time of grant of the Option relating to such receipt or upon such receipt, whichever is the appropriate measure under applicable federal or state securities laws, the shares subject to the Option shall be (i) covered by an effective and current registration statement under the Securities Act of 1933, as amended, and (ii) either qualified or exempt from qualification under applicable state securities laws. The Company shall, however, under no circumstances be required to sell or issue any shares under the Plan if, in the opinion of the Committee, (i) the issuance of such shares would constitute a violation by the Optionee or the Company of any applicable law or regulation of any governmental authority, or (ii) the consent or approval of any governmental body is necessary or desirable as a condition of, or in connection with, the issuance of such shares.




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   11.5 Shareholder Rights of Optionee. Upon exercise, the Optionee (or any other person who exercises the Option on his behalf as permitted by Section 10.3) shall be recorded on the books of the Company as the owner of the shares, and the Company shall deliver to such record owner one or more duly issued stock certificates evidencing such ownership. No person shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option granted pursuant to the Plan until such person shall have become the holder of record of such shares. Except as provided in Section 13, no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such shares.

   11.6 Holding Periods for Tax Purposes. The Plan does not provide that an Optionee must hold shares of Common Stock acquired under the Plan for any minimum period of time. Optionees are urged to consult with their own tax advisors with respect to the tax consequences to them of their individual participation in the Plan.

12. Successive Grants. Successive grants of Options may be made to any Optionee under the Plan.

13. Adjustments.

    (a) If the outstanding Common Stock shall be hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, reorganization, merger, consolidation, share exchange, or other business combination in which the Company is the surviving parent corporation, stock split-up, combination of shares, or dividend or other distribution payable in capital stock or rights to acquire capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for which options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding and unexercised options shall be exercisable, to the end that the proportionate interest of the holder of the option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the exercise price per share.

    (b) In the event of the dissolution or liquidation of the Company, any outstanding and unexercised options shall terminate as of a future date to be fixed by the Committee.

    (c) In the event of a Reorganization (as hereinafter defined), then,

        (i) If there is no plan or agreement with respect to the Reorganization ("Reorganiza- tion Agreement"), or if the Reorganization Agreement does not specifically provide for the adjustment, change, conversion, or exchange of the outstanding and unexercised options for cash or other property or securities of another corporation, then any outstanding and unexercised options shall terminate as of a future date to be fixed by the Committee; or

        (ii) If there is a Reorganization Agreement, and the Reorganization Agreement specifically provides for the adjustment, change, conversion, or exchange of the outstanding and unexercised options for cash or other property or securities of another corporation, then the Committee shall adjust the shares under such outstanding and unexercised options, and shall adjust the shares remaining under the Plan which are then available for the issuance of options under the Plan if the Reorganization Agreement makes

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specific provisions therefor, in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such options and shares.

    (d) The term "Reorganization" as used in this Section 13 shall mean any reorganization, merger, consolidation, share exchange, or other business combination pursuant to which the Company is not the surviving parent corporation after the effective date of the Reorganization, or any sale or lease of all or substantially all of the assets of the Company. Nothing herein shall require the Company to adopt a Reorganization Agreement, or to make provision for the adjustment, change, conversion, or exchange of any options, or the shares subject thereto, in any Reorganization Agreement which it does adopt.

    (e) The Committee shall provide to each optionee then holding an outstanding and unexercised option not less than thirty (30) calendar days' advanced written notice of any date fixed by the Committee pursuant to this Section 13 and of the terms of any Reorganization Agreement providing for the adjustment, change, conversion, or exchange of outstanding and unexercised options. Except as the Committee may otherwise provide, each optionee shall have the right during such period to exercise his option only to the extent that the option was exercisable on the date such notice was provided to the optionee.

        Any adjustment to any outstanding ISO pursuant to this Section 13, if made by reason of a transaction described in Section 424(a) of the Code, shall be made so as to conform to the requirements of that Section and the regulations thereunder. If any other transaction described in Section 424(a) of the Code affects the Common Stock subject to any unexercised ISO theretofore granted under the Plan (hereinafter for purposes of this Section 13 referred to as the "old option"), the Board of Directors of the Company or of any surviving or acquiring corporation may take such action as it deems appropriate, in conformity with the requirements of that Code Section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

    (f) No modification, extension, renewal, or other change in any option granted under the Plan may be made, after the grant of such option, without the optionee's consent, unless the same is permitted by the provisions of the Plan and the option agreement. In the case of an ISO, optionees are hereby advised that certain changes may disqualify the ISO from being considered as such under Section 422 of the Code, or constitute a modification, extension, or renewal of the ISO under Section 424(h) of the Code.

    (g) All adjustments and determinations under this Section 13 shall be made by the Committee in good faith in its sole discretion.

14. Continued Employment. As determined in the sole discretion of the Committee at the time of grant and if so stated in a writing signed by the Company, each Option may have as a condition the requirement of an Employee Optionee to remain in the employ of the Company, or of its affiliates, and to render to it his or her exclusive service, at such compensation as may be determined from time to time by it, for a period not to exceed the term of the Option, except for earlier termination of employment by or with the express written consent of the Company or on account of disability or death. The failure of any Employee Optionee to abide by such agreement as to any Option under the Plan may result in the termination of all of his or her then outstanding Options granted pursuant to the Plan. Neither the creation of the Plan nor the granting of Option(s) under it shall be deemed to create a right in an Employee Optionee to continued employment with the Company, and each such Employee Optionee shall be and shall remain subject to discharge by the Company as though the Plan had never come into existence. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in

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options granted under this Plan shall not constitute an element of damages in the event of termination of the employment of an employee even if the termination is in violation of an obligation of the Company to the employee by contract or otherwise.

15. Tax Withholding. The exercise of any Option granted under the Plan is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with, such exercise or a later lapsing of time or restrictions on or disposition of the shares of Common Stock received upon such exercise, then in such event, the exercise of the Option shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. When an Optionee is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of any Option, the Optionee may, subject to the approval of the Committee, which approval shall not have been disapproved at any time after the election is made, satisfy the obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the Common Stock withheld pursuant to the election shall be determined by the Committee, in accordance with the criteria set forth in Section 8, with reference to the date the amount of tax to be withheld is determined. The Optionee shall pay to the Company in cash any amount required to be withheld that would otherwise result in the withholding of a fractional share. The election by an Optionee who is an officer of the Company within the meaning of Section 16 of the 1934 Act, to be effective, must meet all of the requirements of Section 16 of the 1934 Act.

16. Term of Plan.

    16.1 Effective Date. Subject to shareholder approval, the Plan shall become effective as of November 14, 1997.

    16.2 Termination Date. Except as to options granted and outstanding under the Plan prior to such time, the Plan shall terminate at midnight on November 14, 2007, and no Option shall be granted after that time. Options then outstanding may continue to be exercised in accordance with their terms.The Plan may be suspended or terminated at any earlier time by the Board within the limitations set forth in Section 4.

17. Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to amend, modify, or rescind any previously approved compensation plans, programs or options entered into by the Company. This Plan shall be construed to be in addition to and independent of any and all such other arrangements. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt, with or without shareholder approval, such additional or other compensation arrangements as the Board may from time to time deem desirable.

18. Governing Law. The Plan and all rights and obligations under it shall be construed and enforced in accordance with the laws of the State of California.

19. Information to Optionees. Optionees under the Plan who do not otherwise have access to financial statements of the Company will receive the Company's financial statements at least annually.


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